Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our report dated August 28, 2023, relating to the financial statements and financial highlights of UVA Unconstrained Medium‐Term Fixed Income ETF, a series of Spinnaker ETF Series, for the year ended June 30, 2023.

COHEN & COMPANY, LTD. Philadelphia, Pennsylvania
October 28, 2024

C O H E N & C O M P A N Y , L T D .
800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board